AUTOMOBILE PROTECTION CORPORATION - APCO
       EXHIBIT 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                FORM 10-K
                            DECEMBER 31, 1995

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
                                            For the  Four months      For the     For the
                                         year ended        ended   year ended  year ended
                                       December 31, December 31,   August 31,  August 31,
                                               1995         1994         1994        1993
                                                                       .
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PRIMARY
  Weighted average number
   of shares outstanding                  6,703,332    5,679,895    5,183,000   5,168,000
  Net effect of dilutive stock options
   based on the treasury stock method,
   using average market price               827,668    1,195,105      635,451     135,000
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                                          7,531,000    6,875,000    5,818,451   5,303,000
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  Net income (loss)                      $1,525,582   $  269,747   $  912,528  $ (232,047)
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  Per share                              $     0.20   $     0.04   $     0.16  $    (0.04)
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FULLY DILUTED
  Weighted average number
   of shares outstanding                  6,703,332    5,679,895    5,183,000   5,168,000
  Net effect of dilutive stock options
   based on the treasury stock method,
   using the year-end market price
   which was higher than the average
   market price                             900,668    1,195,105      762,997     527,000
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                                          7,604,000    6,875,000    5,945,997   5,695,000
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  Net income (loss)                      $1,525,582   $  269,747   $  912,528  $ (232,047)
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  Per share                                 $  0.20   $     0.04   $     0.15  $    (0.04)
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The weighted average number of shares for the fiscal year ended August 31, 1993 in the above calculation is anti-dilutive.

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